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                                                                   Exhibit 2.3


                      FIRST AMENDMENT TO CREDIT AGREEMENT



         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") dated as of December 30, 1993 (the "First Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this First Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


RECITALS:

         WHEREAS, the Borrower, the Administrative Agent and the Banks are parties to an Amended and Restated Credit Agreement dated as of June 25, 1993 (the "Credit Agreement"); and

         WHEREAS, the Borrower, the Administrative Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Credit Agreement. On and after the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) The following new definitions are hereby added to Section 1 of the Credit Agreement:

                 "Canadian Facility" shall mean that certain Credit Agreement dated December 30, 1993 executed by and among Seagull Energy Canada Ltd., Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, Canadian Imperial Bank of Commerce, as Co-Agent, and certain banks therein named, as amended by the Intercreditor Agreement.

                 "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated concurrently herewith executed by and among the Company, Seagull Energy Canada,





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         Ltd., the Administrative Agent and the "Administrative Agent" under the Canadian Facility.


         (b) The definition of "Borrowing Base Debt" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "Borrowing Base Debt" shall mean, without duplication, the sum of (i) borrowed money Indebtedness that is not Funded Indebtedness plus (ii) Senior Debt plus (iii) the "Maximum Outstanding Amount" in effect from time to time under the Canadian Facilityplus (iv) Redemption Obligations payable within five (5) years after any applicable determination date, together with obligations (excluding volumetric obligations with respect to pre-sales of Hydrocarbon production which have already been accounted for in the calculation of the Borrowing Base) payable out of Hydrocarbon production (except such obligations payable solely by recourse to properties not included in the Borrowing Base and Indebtedness permitted by Section 10.1(l)) to the extent such obligations have not already been deducted in the calculation of the Borrowing Base; provided, however, that Borrowing Base Debt shall not include the Loans or any Subordinated Debt.

         (c) The definition of "Liquid Investments" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Liquid Investments" shall mean:

         (I) in the case of investments of U.S. Dollars

                 (i) securities issued or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of issue;

                 (ii)     U.S. Dollar time deposits and certificates of deposit
                          (A) of any Bank having capital and surplus in excess of U.S. $300,000,000, or (B) of any commercial bank incorporated in the United States, of recognized standing, having capital and surplus in excess of U.S. $500,000,000 and which has (or which is a Subsidiary of a holding company which has) publicly traded debt securities rated, at the time of issuance of such time deposits, AA or higher by Standard & Poor's Corporation or Aa-2 or higher by Moody's Investors Service, Inc. with maturities of not more than one year from the date of issue;





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                 (iii)    repurchase obligations with a term of not more than
                          seven days for underlying securities of the types described inclause (I)(i) above entered into with any bank meeting the qualifications specified in clause
                          (I)(ii)above, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institution Examination Counsel Supervisory Policy--Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985;

                 (iv) commercial paper or other U.S. Dollar obligations issued by the parent corporation (A) of any Bank having capital and surplus in excess of U.S. $300,000,000, or (B) of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of U.S. $500,000,000 and commercial paper or other U.S. Dollar obligations issued by any Person incorporated in the United States, which commercial paper is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of issue;

                 (v) obligations of any state or political subdivision thereof rated at least F-1 by Fitch Investors Service, Inc. or AA by Standard & Poor's Corporation with an original maturity of 180 days or less; and

                 (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (I)(i) through (v) above; and

         (II) in the case of investments of Canadian dollars

                 (i) bonds or other evidences of indebtedness of, or the principal and interest of which is fully guaranteed by, the Government of Canada or any province of Canada, payable in Canadian dollars and (in the case of any provincial obligations and any Government of Canada obligations that are rated) rated AAA or AA (or the then equivalent grade) by Dominion Bond Rating Service Limited, or any other nationally recognized bond rating service, having a maturity not in excess of one year,

                 (ii) certificates of deposit issued or guaranteed by a bank or trust company organized under the laws of Canada or any province thereof, provided such bank or trust company has capital and retained earnings in the aggregate in excess of Canadian $500,000,000 on its most recent balance





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                          sheet (whether audited or unaudited), having a
                          maturity not in excess of one year,

                 (iii) bankers' acceptances of any bank or trust company the certificates of deposit of which would constitute Liquid Investments as provided in clause (II)(ii) above, if outstanding unsecured debt of such bank or trust company is rated no less than AA (or the then equivalent grade) by Dominion Bond Rating Service Limited, or any other nationally recognized bond rating service; and

                 (iv) commercial paper rated no less than R-1 (or the then equivalent grade) by Dominion Bond Rating Service Limited or A-1 (or the then equivalent grade) by CBRS Inc., having a maturity not in excess of one year; excluding any bonds or other evidences of indebtedness, certificates of deposit or commercial paper which a Canadian chartered bank may not hold as security under the Bank Act (Canada).

         (d) The definition of "Loan Documents" set forth in Section 1 of the Credit Agreement is hereby amended by adding a reference to "the Intercreditor Agreement".

         (e) Section 10.1 of the Credit Agreement is hereby amended by changing the period (.) at the end of subsection (u) to a semi-colon (;) and by adding a new subsection (v), such subsection to read in its entirety as follows:

                 (v) the Canadian Facility (and the "Bankers' Acceptances" provided for therein) and the guaranty by the Company of the Canadian Facility.

         (f) Section 10.2 of the Credit Agreement is hereby amended by restyling subsections (x) and (y) as subsections (y) and (z) and by adding a new subsection (x), such subsection to read in its entirety as follows:

                 (x) as to assets located in Canada, reservations, limitations, provisos and conditions in any original grant from the Crown or freehold lessor of any of the properties of the Company or its Subsidiaries;

         (g) Section 10.3 of the Credit Agreement is hereby amended by restyling subsection (n) as subsection (o) and by adding a new subsection (n), such subsection to read in its entirety as follows:

                 (n) Investments in EBOC Energy Ltd. made in connection with and pursuant to that certain Sale Agreement dated November 19, 1993 executed by and between Novacor Petrochemicals Ltd., as Vendor, and the Parent, as Purchaser; and





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         (h)     A new Section 13.16 is hereby added to the Credit Agreement, such section to read in its entirety as follows:

                 13.16 Intercreditor Agreement. Reference is hereby made to the Intercreditor Agreement, which provides for certain matters relating to both the Loans and the Canadian Facility. To the extent of any conflict between the terms hereof and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. The Administrative Agent is hereby authorized and directed to execute and deliver the Intercreditor Agreement in the form attached hereto as Exhibit K on behalf of the Banks. Any Bank that becomes a party to this Agreement after the First Amendment Effective Date agrees to be bound by the terms and provisions of the Intercreditor Agreement.

         (i) Exhibit A to the Credit Agreement is hereby amended to be identical to Exhibit A attached hereto, being a revised listing of Oil and Gas Subsidiaries.

         (j) Exhibit F to the Credit Agreement is hereby amended to be identical to Exhibit B attached hereto, being a revised listing of Subsidiaries.

         (k) Exhibit G to the Credit Agreement is hereby amended to be identical to Exhibit C attached hereto, being a revised Compliance Certificate.

         (l) Exhibit H to the Credit Agreement is hereby amended to be identical to Exhibit D attached hereto, being a revised Assignment and Acceptance Agreement.

         (m) Exhibit J to the Credit Agreement is hereby amended to be identical to Exhibit E attached hereto, being revised Parameters for Interest Rate Protection and Commodities Futures Programs.

         (n) A new Exhibit K is hereby added to the Credit Agreement, such new exhibit to be identical to Exhibit F attached hereto, being a copy of the Intercreditor Agreement executed and delivered concurrently with the execution and delivery of this First Amendment.

         Section 3. Borrowing Base Component Values. The Borrowing Base Component Values, after giving effect to the transactions contemplated in the Canadian Facility, will be as follows:

         (i) Oil and Gas Reserves Component Value - $519,000,000 (of which $95,000,000 is attributable to the assets of Novalta Resources Inc.),

         (ii)    Alaskan Gas Component Value - $47,000,000,

         (iii)   Pipeline Component Value - 44,000,000,





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for a total Borrowing Base of $610,000,000.

         Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, the Security Documents and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

         Section 5. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 6. Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 7. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 8. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.





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         Section 9.  Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 10. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this First Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE Section 26.02

         THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exhibit A - Oil and Gas Subsidiaries
Exhibit B - Subsidiaries
Exhibit C - Compliance Certificate
Exhibit D - Assignment and Acceptance Agreement
Exhibit E - Parameters for Interest Rate Protection and Commodities Futures
                          Programs
Exhibit F - Intercreditor Agreement


                                       SEAGULL ENERGY CORPORATION,
                                       a Texas corporation


                                       By:______________________________________
                                             Robert M. King,
                                             Vice President, Corporate
                                             Development and Treasurer





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                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, individually
                                       and as Administrative Agent


                                       By:______________________________________
                                             Robert C. Mertensotto,
                                             Senior Vice President





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                                       THE CHASE MANHATTAN BANK, N.A.


                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       NATIONSBANK OF TEXAS, N.A.


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       ABN AMRO BANK N.V., HOUSTON AGENCY


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________



                                       THE BANK OF NEW YORK


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       THE FUJI BANK, LIMITED
                                       HOUSTON AGENCY


                                       By: _____________________________________
                                                    Soichi Yoshida,
                                                    Vice President and Manager





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                                       NBD BANK, N.A.


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       SOCIETE GENERALE, SOUTHWEST AGENCY


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       BANQUE PARIBAS HOUSTON AGENCY


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       THE BANK OF TOKYO, LTD.,
                                       DALLAS AGENCY


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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                                       BANK OF SCOTLAND


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       CAISSE NATIONALE DE CREDIT
                                       AGRICOLE


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       CHRISTIANIA BANK OG KREDITKASSE


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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                                       DEN NORSKE BANK AS


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       MIDLAND BANK PLC,
                                       NEW YORK BRANCH


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       BANQUE INDOSUEZ


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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                                       FIRST INTERSTATE BANK OF
                                       TEXAS, N.A.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________





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